UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 20, 2021, Zodega Landscape Services, LLC (“Buyer”), a Delaware limited liability company and an indirect subsidiary of Andover National Corporation (the “Company”), entered into an Asset Purchase and Contribution Agreement (the “Purchase Agreement”) with Litton Enterprises Inc. (d/b/a Zodega-TIS Services), a Texas corporation (“Seller”), ANC Green Solutions - Zodega, LLC (“ANC Zodega”), a Delaware limited liability company and indirect subsidiary of the Company, and Messrs. Robert Dihu and Larry Litton Jr., pursuant to which, among other things, (i) Buyer purchased an undivided fifty-one percent (51%) interest in all of Seller’s right, title and interest in and to all of Seller’s property and assets (the “Acquired Assets”), in consideration for shares of the Company’s Class A Common Stock, par value $0.001 per share, (ii) Seller conveyed, transferred, assigned and delivered to ANC Zodega an undivided forty-nine percent (49%) interest in the Acquired Assets (the “Contributed Assets”) in exchange for equity securities of ANC Zodega, and (iii) ANC Zodega conveyed, transferred, assigned and delivered the Contributed Assets to Buyer. The closing of the transactions contemplated by the Purchase Agreement occurred on January 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: January 21, 2021	By:	/s/ Jeffrey C. Piermont
	Name:	Jeffrey C. Piermont
	Title:	President and Chief Operating Officer